Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO	David K. Skeens, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6347 dskeens@nbbank.com

National Bankshares, Inc. Reports 2019 Earnings

BLACKSBURG, Va., January 30, 2020 – National Bankshares, Inc. (the “Company”) (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today announced its results of operations for the quarter and year ended December 31, 2019. The Company reported net income of $17.47 million, or $2.65 per common share, for the year ended December 31, 2019. The Company also reported net income of $4.78 million, or $0.74 per common share, for the quarter ended December 31, 2019. National Bankshares, Inc. ended 2019 with total assets of $1.32 billion.

2019 Financial Highlights

●

Net Income increased $1.32 million from $16.15 million for the year ended December 31, 2018 to $17.47 million for the year ended December 31, 2019. This includes $566,000 (pre-tax) in realized gains from a partial restructure of the securities portfolio.

●	Earnings per share increased $0.33 from $2.32 for the year ended December 31, 2018 to $2.65 for the year ended December 31, 2019.
●	Return on average assets increased to 1.39% for the year ended December 31, 2019, from 1.29% for the year ended December 31, 2018.
●	Return on average equity increased to 9.87% for the year ended December 31, 2019, from 8.65% for the year ended December 31, 2018.
●	Net loans increased $24.18 million or 3.44% from December 31, 2018 to $726.59 million as of December 31, 2019.

“In 2019 our Company achieved steady growth in net income, net loans, and total assets, and we were happy to share that success through increased dividends for our stockholders,” said National Bankshares Chairman, President and CEO F. Brad Denardo. “We believe that the more our industry changes, the more the fundamentals stay the same and that safety, strength, and service still matter in an ever-changing financial services marketplace. As we celebrate another successful year, we would like to thank the customers, communities, and shareholders who trust and support National Bankshares, Inc.”

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include the efficiency ratio and certain financial measures presented on a fully taxable-equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21%. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measure prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 full service offices and one loan production office located throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	December 31,
	2019	2018
Assets
Cash and due from banks	$10,290	$12,882
Interest-bearing deposits	76,881	43,491
Securities available for sale, at fair value	435,263	425,010
Restricted stock	1,220	1,220
Total securities	436,483	426,230
Mortgage loans held for sale	905	72
Loans:
Loans, net of unearned income and deferred fees and costs	733,451	709,799
Less: allowance for loan losses	(6,863)	(7,390)
Loans, net	726,588	702,409
Premises and equipment, net	8,919	8,646
Operating lease right of use asset	2,277	---
Accrued interest receivable	4,285	5,160
Other real estate owned, net	1,612	2,052
Intangible assets and goodwill	5,848	5,848
Bank-owned life insurance	35,567	34,657
Other assets	12,182	14,585
Total assets	$1,321,837	$1,256,032

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$201,866	$195,441
Interest-bearing demand deposits	643,482	616,527
Savings deposits	146,377	138,175
Time deposits	128,028	101,799
Total deposits	1,119,753	1,051,942
Accrued interest payable	144	89
Operating lease liability	2,286	---
Other liabilities	15,928	13,763
Total liabilities	1,138,111	1,065,794

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,489,574 shares at December 31, 2019 and 6,957,974 shares at December 31, 2018	8,112	8,698
Retained earnings	184,120	193,625
Accumulated other comprehensive loss, net	(8,506)	(12,085)
Total stockholders' equity	183,726	190,238
Total liabilities and stockholders' equity	$1,321,837	$1,256,032

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands, except for share and per share data)	2019	2018	2019	2018
Interest Income
Interest and fees on loans	$8,592	$8,174	$33,869	$31,333
Interest on interest-bearing deposits	475	163	1,523	672
Interest on securities - taxable	1,874	1,731	6,725	6,856
Interest on securities - nontaxable	487	1,001	3,030	4,363
Total interest income	11,428	11,069	45,147	43,224
Interest Expense
Interest on time deposits	566	182	1,805	526
Interest on other deposits	1,242	1,334	5,575	4,357
Interest on borrowed funds	---	60	---	164
Total interest expense	1,808	1,576	7,380	5,047
Net interest income	9,620	9,493	37,767	38,177
Recovery of (provision for) loan losses	224	174	(126)	81
Net interest income after provision for loan losses	9,844	9,667	37,641	38,258
Noninterest Income
Service charges on deposit accounts	613	641	2,453	2,678
Other service charges and fees	49	45	198	132
Credit card fees	383	360	1,398	1,431
Trust income	414	434	1,622	1,565
Bank-owned life insurance	229	223	910	901
Other income	275	204	1,643	1,005
Realized securities gain, net	384	17	566	17
Total noninterest income	2,347	1,924	8,790	7,729
Noninterest Expense
Salaries and employee benefits	3,852	3,628	15,298	14,506
Occupancy and furniture and fixtures	456	449	1,866	1,845
Data processing and ATM	808	760	3,171	2,784
FDIC assessment	---	90	167	359
Intangibles and goodwill amortization	---	13	---	50
Net cost of other real estate owned	2	30	47	553
Franchise taxes	343	313	1,333	1,278
Write-down of insurance receivable	---	---	---	2,010
Other operating expenses	989	942	3,872	3,891
Total noninterest expense	6,450	6,225	25,754	27,276
Income before income tax expense	5,741	5,366	20,677	18,711
Income tax expense	964	803	3,211	2,560
Net Income	$4,777	$4,563	$17,466	$16,151
Basic net income per share	$0.74	$0.66	$2.65	$2.32
Fully diluted net income per share	$0.74	$0.66	$2.65	$2.32
Weighted average number of common shares outstanding
Basic	6,489,574	6,957,974	6,580,659	6,957,974
Diluted	6,489,574	6,957,974	6,580,659	6,957,974
Dividends declared per share	$0.72	$0.63	$1.39	$1.21
Dividend payout ratio	---	---	51.71%	52.13%
Book value per share	---	---	$28.31	$27.34

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended December 31,
($ in thousands)	2019	2018
Net income	$4,777	$4,563

Other Comprehensive Loss, Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of ($663) in 2019 and $783 in 2018	(2,494)	2,936
Reclassification adjustment for gain included in net income, net of tax of ($81) in 2019 and ($4) in 2018	(303)	(13)
Net pension loss arising during the period, net of tax of ($394) in 2019 and ($249) in 2018	(1,482)	(936)
Less amortization of prior service cost included in net periodic pension cost, net of tax of ($23) in 2019 and ($24) in 2018	(87)	(86)
Other comprehensive loss, net of tax	$(4,366)	$1,901
Total Comprehensive Income	$411	$6,464

	Twelve Months Ended December 31,
($ in thousands)	2019	2018
Net income	$17,466	$16,151

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of $1,486 in 2019 and ($595) in 2018	5,595	(2,246)
Reclassification adjustment for gain included in net income, net of tax of ($119) in 2019 and ($4) in 2018	(447)	(13)
Transfer from held to maturity to available sale securities, net of tax of $237 in 2018	---	891
Net pension loss arising during the period, net of tax of ($394) in 2019 and ($249) in 2018	(1,482)	(936)
Less amortization of prior service cost included in net periodic pension cost, net of tax of ($23) in 2019 and ($24) in 2018	(87)	(86)
Other comprehensive income (loss), net of tax	$3,579	$(2,390)
Total Comprehensive Income	$21,045	$13,761

National Bankshares, Inc. and Subsidiaries

Key Ratios and Other Data

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands)	2019	2018	2019	2018
Average Balances
Cash and due from banks	$12,142	$11,826	$11,563	$11,301
Interest-bearing deposits	114,048	28,243	74,527	36,562
Securities available for sale	378,157	434,670	393,136	399,173
Securities held to maturity	---	---	---	55,116
Restricted stock	1,220	1,754	1,220	1,521
Mortgage loans held for sale	1,411	207	737	314
Gross Loans	725,848	703,345	719,729	683,913
Loans, net	718,037	695,029	711,851	675,647
Intangible assets	5,848	5,855	5,848	5,874
Total assets	1,296,594	1,243,414	1,255,935	1,251,843
Total deposits	1,091,846	1,029,996	1,062,683	1,045,798
Other borrowings	---	12,554	---	7,192
Stockholders' equity	187,689	188,297	176,906	186,637
Interest-earning assets	1,217,232	1,177,992	1,188,366	1,184,448
Interest-bearing liabilities	883,240	843,419	861,713	860,550

Financial Ratios
Return on average assets	1.46%	1.46%	1.39%	1.29%
Return on average equity	10.10%	9.61%	9.87%	8.65%
Net interest margin	3.22%	3.33%	3.29%	3.36%
Net interest income-fully taxable equivalent	$9,868	$9,878	$39,056	$39,764
Efficiency ratio(1)	52.80%	52.75%	54.44%	53.20%
Average equity to average assets	14.48%	15.14%	14.09%	14.91%

Allowance for Loan Losses
Beginning balance	$7,262	$7,713	$7,390	$7,925
Provision for (recovery of) losses	(224)	(174)	126	(81)
Charge-offs	(224)	(202)	(920)	(689)
Recoveries	49	53	267	235
Ending balance	$6,863	$7,390	$6,863	$7,390

(1)    Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis.

National Bankshares, Inc. and Subsidiaries

Asset Quality Data

(Unaudited)

($ in thousands)	December 31,
	2019	2018
Nonperforming Assets
Nonaccrual loans	$164	$311
Nonaccrual restructured loans	3,211	3,109
Total nonperforming loans	3,375	3,420
Other real estate owned	$1,612	$2,052
Total nonperforming assets	$4,987	$5,472
Accruing restructured loans	1,729	2,552
Loans 90 days or more past due	$231	$35

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	0.68%	0.77%
Allowance for loans losses to total loans	0.94%	1.04%
Allowance for loan losses to nonperforming loans	203.35%	216.08%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.03%	0.00%